UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

SMART GLOBAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38102	98-1013909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Maples Corporate Services Limited P.O. Box 309 Ugland House Grand Cayman		KY1-1104 Cayman Islands
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modifications to Rights of Security Holders.

The information set forth in Items 5.03 and 5.07 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth in Item 5.07 of this Report on Form 8-K is hereby incorporated by reference.

On March 30, 2020, pursuant to shareholder approval at the Extraordinary General Meeting (as defined below), SMART Global Holdings, Inc. (the “Company”) amended and restated its memorandum and articles of association (the “Second Amended and Restated Memorandum and Articles of Association”) with immediate effect. The effect of the amendment and restatement is to permit the Company to purchase or otherwise acquire at any time and from time to time its ordinary shares, par value US$0.03 per share (the “ordinary shares”), in such amounts, at such prices, in such manner and on such terms and conditions as the Company’s board of directors may approve.

A copy of the Second Amended and Restated Memorandum and Articles of Association is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Second Amended and Restated Memorandum and Articles of Association does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 30, 2020, the Company held an Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”). At the meeting, the Company’s shareholders voted on the following proposal and cast their votes as follows:

Proposal 1: A proposal (the “Articles Amendment Proposal”) to amend and restate the Company’s amended and restated memorandum and articles of association to permit the Company to purchase or otherwise acquire at any time and from time to time its ordinary shares, in such amounts, at such prices, in such manner and on such terms and conditions as the Company’s board of directors may approve, and to approve the purchase by the Company of its ordinary shares pursuant to certain capped call transactions entered into by the Company on February 6, 2020 and February 7, 2020 (collectively, the “Capped Call Transactions”) in connection with the Company’s issuance of its 2.25% Convertible Senior Notes due 2026.

For	Against	Abstain
18,477,875	2,208,120	40,948

This proposal was approved.

The Company also solicited proxies with respect to the adjournment of the Extraordinary General Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Extraordinary General Meeting to adopt the Articles Amendment Proposal. As there were sufficient votes to adopt the Articles Amendment Proposal, such adjournment was unnecessary and such proposal was not submitted to the Company’s stockholders for approval at the Extraordinary General Meeting.

Item 8.01

On March 31, 2020, the Company notified the counterparties to the Capped Call Transactions that, pursuant to shareholder approval of the Articles Amendment Proposal and the effectiveness of the Second Amended and Restated Memorandum and Articles of Association, the Company is authorized to receive ordinary shares in connection with the settlement, cancellation or termination of the Capped Call Transactions.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.

3.1	Second Amended and Restated Memorandum and Articles of Association of the Company

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Bruce Goldberg
	Name:	Bruce Goldberg
	Title:	Vice President, Chief Legal and Compliance Officer

Date: March 31, 2020